Exhibit 99.1
Helix to Present at Raymond James Conference
HOUSTON, TX — Helix Energy Solutions (NYSE: HLX) announced today that it will present on Monday, March 9, 2009 at the Raymond James 30th Annual Energy Conference in Orlando, Florida.
The presentation will begin at 9:50 a.m. Eastern Time. The slides will be available on the Helix website, www.HelixESG.com, by first clicking “Investor Relations” and then “Presentations”.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.